UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒                                                    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SKECHERS U.S.A., INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts! SKECHERS U.S.A., INC. 228 MANHATTAN BEACH BLVD. MANHATTAN BEACH, CA 90266 ATTN: TED WEITZMAN SKECHERS U.S.A., INC. You invested in SKECHERS U.S.A., INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 26, 2022. Vote Virtually at the Meeting* May 26, 2022 12:00 PM PDT Virtually at: www.virtualshareholdermeeting.com/SKX2022 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # D82159-P68620 Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 12, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. 2022 Annual Meeting Vote by May 25, 2022 11:59 PM ET. For shares held in a Plan, vote by May 23, 2022 11:59 PM ET. PV

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. Voting Items Board Recommends D82160-P68620 01) Michael Greenberg 02) David Weinberg 03) Zulema Garcia 1. Election of Directors Nominees: NOTE: Each of the person’s named as proxies herein are authorized, in such person’s discretion, to vote upon such other matters as may properly come before the Annual Meeting of Stockholders, or any adjournments thereof. You may attend the Annual Meeting of Stockholders via the Internet and vote during the Annual Meeting of Stockholders. Have the information that is printed in the box marked with the arrow on your Proxy Card or Notice of Internet Availability of Proxy Materials available and follow the instructions. For 2. Stockholder proposal requesting the Board of Directors to issue a report for Skechers’ net zero climate transition plan, including its interim and long-term greenhouse gas targets, and progress made in achieving those targets. Against